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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

THE BLACKSTONE GROUP L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33551 (Commission File Number)	20-8875684 (IRS Employer Identification No.)
345 Park Avenue New York, New York (Address of principal executive offices)	10154 (Zip Code)

(212) 583-5000
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On June 27, 2007, the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of The Blackstone Group L.P. (the "Partnership") was entered into by and among Blackstone Group Management L.L.C., the general partner of the Partnership (the "General Partner"), and the limited partners party thereto, in the form previously filed as Exhibit 3.2 to the Partnership's Registration Statement on Form S-1 (File No. 333-141504) (the "Registration Statement") and included as Appendix A to its prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on June 25, 2007 (the "Prospectus"). A description of the Partnership's common units representing limited partner interests in the Partnership ("Common Units") giving effect to the amendment and restatement of the Partnership Agreement and of the material provisions of the Partnership Agreement has previously been reported by the Partnership in the Prospectus. The description of the Partnership Agreement is qualified in its entirety by reference to the Partnership Agreement that is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                    Compensatory Arrangements of Certain Officers.

        Effective June 21, 2007, The Right Honorable Brian Mulroney and Lord Nathaniel Charles Jacob Rothschild have been appointed to the Board of Directors of the General Partner, thereby joining Stephen A. Schwarzman, Peter G. Peterson, Hamilton E. James and J. Tomilson Hill on the Board of Directors. Messrs. Mulroney and Rothschild will serve as members of the audit committee of the Board of Directors of the General Partner, thereby joining Mr. Hill on the audit committee. Biographical information regarding these directors and a description of the terms of their compensation have previously been reported by the Partnership in the Prospectus.

Item 8.01    Other Events.

        On June 27, 2007, the Partnership completed the initial public offering of the Common Units by issuing 153,333,334 Common Units, including Common Units issued to the underwriters pursuant to their election to exercise in full their option to purchase additional Common Units, for cash consideration of $29.682 per Common Unit (net of underwriting discounts) to a syndicate of underwriters led by Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. as the global coordinators and representatives of the underwriters and, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Deutsche Bank Securities Inc., the joint book-running managers for the offering. The other underwriters in the syndicate were ABN AMRO Rothschild LLC, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lazard Capital Markets LLC, UBS Securities LLC, Wachovia Capital Markets, LLC, Nikko Citigroup Limited, Skandinaviska Enskilda Banken AB (publ), Wells Fargo Securities, LLC, Calyon Securities (USA) Inc., Mizuho Securities USA Inc., RBC Capital Markets Corporation, Blaylock & Company, Inc., Chapin, Davis, Samuel A. Ramirez & Co., Inc., Muriel Siebert & Co., Inc., Stephens Inc., The Williams Capital Group, L.P., Chatsworth Securities LLC, Dominick & Dominick LLC, Jackson Securities, LLC, Loop Capital Markets, LLC and Toussaint Capital Partners, LLC.

        On June 27, 2007, the Partnership completed the sale of 101,334,234 non-voting Common Units at a purchase price per Common Unit of $29.605 to an investment vehicle established by the People's Republic of China with respect to its foreign exchange reserve pursuant to the Letter Agreement, dated May 22, 2007, between the Partnership and Beijing Wonderful Investments Ltd, which was filed as Exhibit 10.12 to Amendment No. 3 to the Registration Statement filed by the Partnership with the Securities and Exchange Commission on June 4, 2007 ("Amendment No. 3"). In connection with the closing, the Partnership entered into the registration rights agreement with Beijing Wonderful Investments Ltd., in the form previously filed as Exhibit A to Exhibit 10.12 to Amendment No. 3.

Item 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P., dated as of June 27, 2007, by and among Blackstone Group Management L.L.C. and the limited partners party thereto

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACKSTONE GROUP L.P.
	By:	Blackstone Group Management L.L.C., its general partner
Date: June 27, 2007	By:	/s/ ROBERT L. FRIEDMAN
Name: Robert L. Friedman Title: Chief Legal Officer

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SIGNATURES